UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2019

MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-192060	45-3797537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

106 Main Street #4E

Burlington, VT 05401

(425) 214-4079

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Amendments to Existing Notes

On March 31, 2019, the Company entered into an amendment (the “First Note Amendment”) to that certain Convertible Promissory Note with Fromar Investments, LP originally dated March 5, 2018 and subsequently amended on September 24, 2018, on November 14, 2018, and again on December 31, 2018 (the “March 2018 Note”), whereby the maturity date of the March 2018 Note was extended to June 30, 2019. All other provisions of the March 2018 Note, as amended and as disclosed on the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2018, remain in full force and effect.

Also on March 31, 2019, the Company entered into an amendment (the “Second Note Amendment”) to that certain Amended and Restated Convertible Promissory Note with 0851229 BC, Ltd. originally dated June 13, 2016 and subsequently amended on March 5, 2018, and on September 24, 2018, and on November 14, 2018, and again on December 31, 2018 (the “June 2016 Note”), whereby the maturity date of the June 2016 Note was extended to June 30, 2019. All other provisions of the June 2016 Note, as amended and as disclosed on the Company’s Current Report on Form 8-K filed with the Commission on June 15, 2016, remain in full force and effect.

The foregoing descriptions of the First Note Amendment and the Second Note Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the agreements themselves. Copies of the First Note Amendment and the Second Note Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Note Amendment
10.2	Second Note Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	April 2, 2019
By:	/s/ Richard Marshak
Name:	Richard Marshak
Title:	Chief Executive Officer